UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024

IMAC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38797	83-0784691
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3401 Mallory Lane, Suite 100 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 266-4622

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BACK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on November 21, 2024, IMAC Holdings, Inc. (the “Company”) received written notice from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company no longer complied with Nasdaq Listing Rule 5605 (the “Audit Committee Listing Rule”), which requires, among other things, companies with securities listed on the Nasdaq Capital Market to have an audit committee consisting of at least three members. As of December 11, 2024, Jeffrey Busch was appointed to the Audit Committee, and on December 17, 2024, the Company was notified by Nasdaq that it has regained compliance with the Audit Committee Listing Rule.

As previously disclosed, on August 21, 2024, the Company received written notice from Nasdaq indicating that the Company no longer complied with Nasdaq Listing Rule 5250(c)(1) (the “Periodic Reporting Listing Rule”), which requires companies with securities listed on the Nasdaq Capital Market to timely file all required periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). The Company had delayed the filing its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the “Form 10-Q”). The Form 10-Q was filed on December 18, 2024. The Company intends to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 as soon as possible and believes that, at such time, it will regain compliance with the Periodic Reporting Listing Rule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2024

IMAC HOLDINGS, INC.

By:	/s/ Faith Zaslavsky
Name:	Faith Zaslavsky
Title:	Chief Executive Officer